UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ACKRELL SPAC PARTNERS I CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-3237047
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2093 Philadelphia Pike #1968 Claymont, DE	19703
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one subunit and one-half of one warrant	The Nasdaq Stock Market LLC

Subunits included as part of the units, each consisting of one share of common stock, $.0001 par value, and one-half of one warrant	The Nasdaq Stock Market LLC

Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Redeemable warrants	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act Registration Statement or Regulation A offering statement file number to which this form relates: 333-251,060 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, subunits, common stock and warrants to purchase shares of common stock of Ackrell SPAC Partners I Co. (the “Company”). The description of the units, subunits, common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-251060) filed with the U.S. Securities and Exchange Commission on December 1, 2020, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-251060), filed with the Securities and Exchange Commission on December 1, 2020).

3.1.1	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 to the Company’s Registration Statement on Form S-1 (File No. 333-251060), filed with the Securities and Exchange Commission on December 1, 2020).

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-251060), filed with the Securities and Exchange Commission on December 10, 2020).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-251060), filed with the Securities and Exchange Commission on December 1, 2020).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-251060), filed with the Securities and Exchange Commission on December 10, 2020).

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-251060), filed with the Securities and Exchange Commission on December 10, 2020).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-251060), filed with the Securities and Exchange Commission on December 10, 2020).

4.4	Specimen Subunit Certificate (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-251060), filed with the Securities and Exchange Commission on December 10, 2020).

4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1/A (File No. 333-251060), filed with the Securities and Exchange Commission on December 10, 2020).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-251060), filed with the Securities and Exchange Commission on December 10, 2020).

10.2	Form of Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-251060), filed with the Securities and Exchange Commission on December 10, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ACKRELL SPAC PARTNERS I CO.

By:	/s/ Stephen N. Cannon
Stephen N. Cannon
Chief Executive Officer

Dated: December 18, 2020

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